UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

MEI PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

CABLE CAR CAPITAL LLC

FUNICULAR FUNDS, LP

JACOB MA-WEAVER

ANSON INVESTMENTS MASTER FUND LP

AIMF GP LLC

ANSON EAST MASTER FUND LP

AEMF GP LLC

ANSON OPPORTUNITIES MASTER FUND LP

AOMF GP, LLC

ANSON FUNDS MANAGEMENT LP

ANSON MANAGEMENT GP LLC

ANSON ADVISORS INC.

BRUCE R. WINSON

AMIN NATHOO

MOEZ KASSAM

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Anson Advisors Inc., an Ontario, Canada corporation (“Anson Advisors” and, together with its affiliates, “Anson”) and Cable Car Capital LLC, a California limited liability company (“Cable Car Capital” and, together with its affiliates, “Cable Car”), together with the other participants named herein, have filed a preliminary consent statement (the “Preliminary Consent Statement”) and accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used in connection with their solicitation of written consents from stockholders in lieu of a stockholder meeting for certain proposals, the ultimate effect of which, if successful, would be to remove the entire Board of Directors (the “Board”) of MEI Pharma, Inc., a Delaware corporation (“MEIP” or the “Company”).

On September 22, 2023, Anson and Cable Car provided the following update to MEIP stockholders:

Following the filing of our Preliminary Consent Statement, we had discussions with members of the Company’s management team and Board in an attempt to reach a mutually agreeable resolution, but to no avail. MEIP remains steadfast in refusing to accept a return of capital to the Company’s stockholders, only underscoring our belief that change is urgently required and there exists a valid basis for removing the existing Board members for cause. To that end, we will be moving forward with our consent solicitation and intend on filing a definitive consent statement and accompanying WHITE consent card with the SEC next week. Given the lapse of time since the filing of our Preliminary Proxy Statement while we were attempting to engage constructively with MEIP, we will also be submitting next week a new request for the Board to set a new record date for purposes of determining stockholders entitled to give their written consent to the proposals, which are more fully described in the Preliminary Proxy Statement. We look forward to communicating with our fellow stockholders over the coming weeks.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Cable Car Capital LLC (“Cable Car Capital” and, together with its affiliates, “Cable Car”), Anson Advisors Inc. (“Anson Advisors” and, together with its affiliates, “Anson”) and the other participants named herein (collectively, the “Participating Stockholders”), has filed a preliminary consent statement and accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents for the removal of all members of the board of directors (the “Board”) of MEI Pharma, Inc., a Delaware corporation (the “Company”).

CABLE CAR AND ANSON STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR.

The participants in this consent solicitation are Funicular Funds, LP (“Funicular”), Cable Car Capital, Jacob Ma-Weaver, Anson Investments Master Fund LP (“Anson Master”), AIMF GP LLC (“AIMF GP”), Anson East Master Fund LP (“Anson East Master”), AEMF GP LLC (“AEMF GP”), Anson Opportunities Master Fund LP (“Anson Opportunities” and together with Anson Master and Anson East Master, the “Anson Funds”), AOMF GP, LLC (“AOMF GP”), Anson Funds Management LP (“Anson Management”), Anson Management GP LLC (“Anson GP”), Bruce R. Winson, Anson Advisors, Amin Nathoo, and Moez Kassam.

As of the date hereof, the Participating Stockholders beneficially own, in the aggregate, 1,325,028 shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”). As of the date hereof, Funicular beneficially owns directly 460,840 shares of Common Stock. Cable Car, as the general partner of Funicular, may be deemed to beneficially own the 460,840 shares of Common Stock owned by Funicular. Mr. Ma-Weaver, as the Managing Member of Cable Car, may be deemed to beneficially own the 460,840 shares of Common Stock owned directly by Funicular.

As of the date hereof, Anson Master may be deemed to beneficially own 658,474 shares of Common Stock. AIMF GP, as the general partner of Anson Master, may be deemed to beneficially own the 658,474 shares of Common Stock beneficially owned by Anson Master. As of the date hereof, Anson East Master may be deemed to beneficially own 168,504 shares of Common Stock. AEMF GP, as the general partner of Anson East Master, may be deemed to beneficially own the 168,504 shares of Common Stock beneficially owned directly by Anson East Master. As of the date hereof, Anson Opportunities may be deemed to beneficially own 37,210 shares of Common Stock. AOMF GP, as the general partner of Anson Opportunities, may be deemed to beneficially own the 37,210 shares of Common Stock beneficially owned directly by Anson Opportunities. Anson Management and Anson Advisors, each of which serve as the co-investment advisors to the Anson Funds, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned in the aggregate by the Anson Funds. Anson GP, as the general partner of Anson Management, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Management. Mr. Winson, as the principal of Anson Management and the managing member of Anson GP, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Management. Mr. Nathoo and Mr. Kassam, each as directors and officers of Anson Advisors, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Advisors.